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                                                                    EXHIBIT 15.1

            LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION

The Board of Directors
Norfolk Southern Railway Company:

Re:  Registration Statement No. 333-114795 on Form S-4

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated April 20, 2004 related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


/s/ KPMG LLP
Norfolk, Virginia
May 20, 2004